SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 21, 2003

                            FIDELITY BANKSHARES, INC.
               (Exact Name of Registrant as Specified in Charter)

            Delaware                000-29040                    65-0717085
-----------------------        ------------------           --------------------
(State or Other Jurisdiction) (Commission File No.)           (I.R.S. Employer
      of Incorporation)                                      Identification No.)


205 Datura Street, West Palm Beach, Florida                         33401
-------------------------------------------                      ----------
Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code:  (561) 803-9900
                                                     --------------



                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 7.  Financial Statements, Pro Forma Financial Information, and Exhibits

         The Index of Exhibits immediately precedes the attached exhibits.

Item 12. Results of Operations and Financial Condition

         The Company announced its September 30, 2003 financial results by release. The press release is included as an exhibit.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      FIDELITY BANKSHARES, INC.



DATE: October 27, 2003                By:  /s/ Vince A. Elhilow
                                     -----------------------------------
                                      Vince A. Elhilow
                                      Chairman of the Board
                                       and Chief Executive Officer

                                  EXHIBIT INDEX

The following exhibits are filed as part of this report:

  Exhibit No.                                 Description

  99.1                      News release dated October 21, 2003 announcing
                             September 30, 2003 earnings.

                                  EXHIBIT 99.1

                    NEWS RELEASE OF FIDELITY BANKSHARES, INC.

PRESS RELEASE
FOR IMMEDIATE RELEASE

Fidelity Bankshares Q3 Net Income Up 4.6% To $4.4 Million Or $.30 Per Share. Assets $2.9 Billion. Deposits $2.4 Billion.

--------------------------------------------------------------------------------

West Palm Beach, FL, October 21, 2003 - Fidelity Bankshares, Inc. (Nasdaq: FFFL) the holding company for Fidelity Federal Bank & Trust, announced today the company's net income for the third quarter ended September 30, 2003 increased 4.6% to $4.4 million or $.30 basic and diluted earnings per share. This compared to $4.2 million or $.28 basic and diluted earnings per share for the quarter ended September 30, 2002. Net interest income after provision for loan losses increased 8.7% to $20.5 million.

Net income for the nine months ended September 30, 2003 was up 17.3% to $14.4 million or $1.00 basic and $.99 diluted earnings per share over $12.3 million or $.81 basic and diluted earnings per share in the same period in 2002. Net interest income after provision for loan losses rose 13.1% in the first nine months to $61.5 million. Other income rose 53.5% to $18.9 million compared with $12.3 million during the first nine months of 2002.

During the third quarter, the company sold $39.2 million of its residential loan production compared to $42.5 million sold during the second quarter ended June 30, 2003. Third quarter gains from the sale of these loans were $118,000 compared with $1.1 million in the second quarter. From June 30, 2003 through August, long-term treasury rates rose by over 100 basis points. Mortgage rates also rose sharply. As a result, a considerable amount of residential mortgages originated for sale were liquidated for losses in the quarter. By the end of the quarter, gains had more than offset the earlier losses.

Interest income from the company's mortgage-backed investment portfolio declined by $1.2 million during the third quarter from the second quarter. This was attributable to accelerated amortization of premiums on one class of these investments in addition to normal amortization as the underlying mortgages prepaid. At September 30, 2003, the remaining unamortized balance of premiums on this class of mortgage-backed securities was $486,000 compared to $2.0 million at June 30, 2003.

The company again experienced margin compression during the third quarter. At September 30, 2003 the company's net yield on earning assets was 2.96%, compared to 3.30% at June 30, 2003. The compression was attributable to prepayments of loans in the company's loan portfolio, replacement of these loans with loans originated in the current lower rate environment, replacement of prepayments of securities at lower rates and the investment of funds obtained from increased deposits in short-term securities.

Fidelity Bankshares, Inc.
Page 2

The company experienced net deposit growth of $94.0 million during the third quarter although certificates of deposit declined by $18.4 million.

Chairman and CEO Vince Elhilow said, "Our balance sheet continues to become more bank-like. Residential mortgage loans comprise an increasingly smaller percentage of our total loan portfolio, while commercial real estate mortgages, consumer loans and commercial business loans have increased. Core deposits, consisting of checking, savings and money market accounts now comprise 69.9% of our deposits, while certificates of deposit represent the remaining 30.1%." At December 31, 2002 and September 30, 2002, core deposits made up 59.6% and 56.3%, respectively, of the company's deposits."

In September, the Board of Directors approved payment of a quarterly dividend to stockholders of $.10 per share on the company's common stock. The dividend, payable to stockholders of record as of September 30, 2003, was distributed on October 10, 2003.

Fidelity Bankshares, Inc., through its subsidiary Fidelity Federal Bank & Trust, has assets of $2.9 billion and deposits of $2.4 billion and operates in Florida through 42 offices in Palm Beach, Martin and St. Lucie counties.

An investment profile on Fidelity Bankshares may be found on the website www.hawkassociates.com/fffl/profile.htm.

For more information contact Chairman and CEO Vince A. Elhilow or Chief Financial Officer Richard D. Aldred at (561) 803-9900 or Frank Hawkins or Julie Marshall, Hawk Associates, Inc. at (305) 852-2383. Email: info@hawkassociates.com. Information about Fidelity Bankshares, Inc. can be found on the website www.fidelityfederal.com. Copies of Fidelity Bankshares press releases, SEC filings, current price quotes, stock charts and other valuable information for investors may be found on the website: http://www.hawkassociates.com.


       Fidelity Bankshares, Inc.
       Financial  Highlights
       (Unaudited)
                                      Three Months        Three Months          Nine Months         Nine Months             Year
                                         Ended               Ended                Ended               Ended               Ended
                                      September 30,       September 30,        September 30,       September 30,        December 31,
                                         2003                2002                  2003                2002                2002
 FOR THE PERIOD (In Thousands)
 -----------------------------------------------------------------------------------------------------------------------------------
 Interest income                       $35,428              $34,952          $106,595            $102,932             $137,867
 Interest expense                       14,371               15,627            43,067              47,276               61,768
 Net interest income                    21,057               19,325            63,528              55,656               76,099
 Chargeoffs                                245                  67                318                 307                  575
 Recoveries                                -                    27                  1                  43                   60
 Gain on sale of loans                     118                  24              3,731                  67                   74
 Net income                              4,385               4,194             14,433              12,303               16,798

 PER COMMON SHARE
 -----------------------------------------------------------------------------------------------------------------------------------
 Net income:
        Basic EPS                        $0.30               $0.28             $1.00               $0.81                 $1.12
        Diluted EPS                       0.30                0.28              0.99                0.81                  1.11
Dividends declared                        0.10                0.10              0.30                0.30                  0.40
Book value                               11.97               11.49             11.97               11.49                 11.38
Stock price:
         High                            27.72               22.10             27.72               22.47                 22.47
         Low                             21.57               16.60             17.24               15.60                 15.60
         Close                           26.57               17.90             26.57               17.90                 17.90

 AVERAGE FOR THE PERIOD (In Thousands)
 ----------------------------------------------------------------------------------------------------------------------------------
 Assets                             $2,899,313          $2,394,593        $2,738,664          $2,325,925            $2,349,597
 Loans receivable, net               2,069,732           1,786,306         2,007,061           1,701,713             1,747,561
 Mortgage-backed securities            482,695             183,508           372,268             205,306               193,510
 Investments                           163,062             247,772           175,499             255,625               245,997
 Deposits                            2,327,024           1,775,345         2,176,154           1,718,548             1,752,321
 Borrowed funds                        332,227             376,912           335,645             376,646               372,000
 Stockholders' equity                  178,726             175,831           174,871             178,744               176,955

 SELECTED RATIOS
 ----------------------------------------------------------------------------------------------------------------------------------
 Return on average assets                 0.60%               0.70%             0.70%               0.71%                 0.71%
 Return on average equity                 9.81%               9.54%            11.00%               9.18%                 9.49%
 Interest rate spread on average
   assets for the period                  3.06%               3.40%             3.28%               3.34%                 3.40%
 Net yield on average interest
   earning assets for the period          3.10%               3.49%             3.32%               3.43%                 3.48%
 Net yield on interest earning assets
  at end of period                        2.96%               3.53%             2.96%               3.53%                 3.63%
 Interest rate spread at end of period    2.92%               3.46%             2.92%               3.46%                 3.60%
 Ratio of interest earning assets to
   interest bearing liabilities at
    end of period                        101.86%             102.61%           101.86%             102.61%              101.03%
 Ratio of non performing assets to
  total assets                             0.19%               0.23%             0.19%               0.23%                0.27%
 Ratio of valuation allowances to non
  performing assets                      184.36%             137.65%           184.36%             137.65%              126.21%
 Ratio of valuation allowances to loans
  receivable, net                          0.48%               0.43%             0.48%               0.43%                0.43%
 Stockholders' equity as a percentage
  of assets                                6.14%               7.12%             6.14%               7.12%                6.93%

 PERIOD END (In Thousands)
 ----------------------------------------------------------------------------------------------------------------------------------
 Total assets                        $2,929,388          $2,445,920         $2,929,388         $2,445,920           $2,439,397
 Interest earning cash and
  investment securities                 148,475             253,686            148,475            253,686              166,286
 Mortgage-backed and corporate
  debt securities                       501,098             164,751            501,098            164,751              145,139
 Loans receivable, net                2,083,513           1,848,423          2,083,513          1,848,423            1,936,370
 Real estate owned and held
  for investment                             45                  -                  45                 -                    -
 Loan loss reserve                       10,042              7,860              10,042              7,860                8,318
 All other assets                       196,257             179,060            196,257            179,060              191,602
 Borrowed funds                         325,221             375,637            325,221            375,637              326,537
 Common shares outstanding, net
  of treasury shares                 15,020,202          15,168,572         15,020,202         15,168,572           14,860,327
 Stockholders' equity                   179,844             174,250            179,844            174,250              169,087

     Certain amounts in prior year have been reclassified to conform with the September 30, 2003 presentation.

Fidelity Bankshares Inc.
Selected Unaudited Operating Data


                                                  Three Months Ended                          Nine Months Ended
                                                      September 30,                             September 30,
                                             2003                    2002              2003                      2002
                                             ----                    ----              ----                      ----
                                      -----------------------------------------   ------------------------------------------------
                                                   (In Thousands)                                   (In Thousands)
Selected Operating Data:
Interest income                            $35,428                   $34,952           $106,595                   $102,932
 Interest expense                           14,371                    15,627             43,067                     47,276
                                        -----------            --------------     --------------             --------------
 Net interest income before
 Provision for loan losses                  21,057                    19,325             63,528                     55,656
 Provision for loan losses                     558                       459              2,041                      1,276
                                        -----------            --------------     --------------             --------------
 Net interest income after
 Provision for loan losses                  20,499                    18,866             61,487                     54,380
                                        -----------            --------------     --------------             --------------

 Other income
  Fees on deposit accounts                   2,957                     1,884              7,061                      5,229
  Fees for other banking services            2,555                     2,194              7,412                      6,175
  Gain on sale of loans and investments        118                       88               3,731                        131
  All other income                             239                       271                696                        777
                                        -----------            --------------     --------------             --------------
   Total other income                        5,869                     4,437             18,900                     12,312
                                        -----------            --------------     --------------             --------------
 Operating expense
  Compensation and benefits                 11,235                     9,875             33,635                     27,483
  Occupancy and equipment                    3,703                     2,954             10,534                      8,500
  All other operating expense                4,207                     3,630             12,522                     10,506
                                        -----------            --------------    ---------------             --------------
   Total operating expense                  19,145                    16,459             56,691                     46,489
                                        -----------            --------------    ---------------             --------------

 Income before taxes                         7,223                     6,844             23,696                     20,203
 Provision for income taxes                  2,838                     2,650              9,263                      7,900
                                         ----------             -------------    ---------------             --------------
 Net income                                 $4,385                    $4,194            $14,433                    $12,303
                                        ===========            ==============    ===============             ==============

 Earnings per share:
  Basic                                   $    .30                  $    .28           $   1.00                   $    .81
                                        ===========            ==============    ===============             ==============
  Diluted                                 $    .30                  $    .28           $    .99                   $    .81
                                        ===========           ==============     ===============             ==============


     Certain amounts in prior year have been reclassified to conform with the September 30, 2003 presentation.

Fidelity Bankshares Inc.
Selected Unaudited Financial Data




                                                                        September 30,             December 31,
                                                                            2003                     2002
                                                                   ---------------------------------------------
                                                                                     (In Thousands)

Assets
Cash and interest earning deposits                                    $  167,813                  $  129,666
Assets available for sale                                                526,887                     235,018
Loans:
    Residential mortgage                                               1,468,965                   1,456,483
     Commercial mortgage                                                 648,818                     459,426
     Consumer                                                            167,906                     141,343
     Commercial business                                                 125,190                     146,205
                                                                 ---------------             ---------------
           Gross loans                                                 2,410,879                   2,203,457
     Less:
           Loans in process                                              316,032                     260,381
           Deferred costs (income)                                         1,292                      (1,612)
           Allowance for loan losses                                      10,042                       8,318
                                                                 ---------------             ---------------
             Loans, Net                                                2,083,513                   1,936,370
                                                                 ---------------             ---------------
Office properties and equipment                                           70,260                      67,784
FHLB stock                                                                13,645                      12,919
REO                                                                           45                          -
All other assets                                                          67,225                      57,640
                                                                 ---------------             ---------------
Total assets                                                          $2,929,388                   2,439,397
                                                                 ===============             ===============
Liabilities and Equity
Liabilities:
Deposits:
     Checking, savings and money
           market accounts                                            $1,648,246                  $1,130,586
     Certificates of deposit                                             709,720                     767,755
                                                                 ---------------             ---------------
           Total deposits                                              2,357,966                   1,898,341
     Repurchase agreements                                                28,725                      44,416
     Borrowings from FHLB                                                267,746                     253,371
     Subordinated debentures                                              28,750                      28,750
     All other liabilities                                                66,357                      45,432
                                                                 ---------------             ---------------
           Total liabilities                                           2,749,544                   2,270,310
                                                                 ---------------             ---------------
     Stockholders' equity                                                179,844                     169,087
                                                                 ---------------             ---------------

     Total liabilities and equity                                     $2,929,388                  $2,439,397
                                                                 ===============             ===============



     Certain amounts in prior year have been reclassified to conform with the September 30, 2003 presentation.